UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2011

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. – Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of LSI Industries Inc. was held on November 17, 2011 at which the following matters were submitted to a vote of shareholders:

(a)           Votes regarding the election of six directors:

Name	For	Withheld	Broker Non-Votes

Gary P. Kreider	11,799,722	7,631,922	3,790,283
Dennis B. Meyer	18,413,306	1,018,338	3,790,283
Wilfred T. O’Gara	14,911,737	4,519,907	3,790,283
Robert J. Ready	14,456,257	4,975,387	3,790,283
Mark A. Serrianne	18,418,214	1,013,430	3,790,283
James P. Sferra	14,472,142	4,959,502	3,790,283

(b)           Votes regarding the ratification of the Audit Committee’s appointment of Grant Thornton LLP as LSI’s Independent Registered Public Accounting Firm for fiscal 2012.

For	Against	Abstain
23,021,062	154,868	45,997

(c)           Advisory votes on the Company’s executive compensation as described in the Company’s Proxy Statement:

For	Against	Abstain	Broker Non-Votes

18,867,615	415,965	148,064	3,790,283

(d)           Advisory votes on the frequency of future advisory votes on compensation to be held every:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

17,803,146	233,885	1,279,292	115,321	3,790,283

In light of the voting results with respect to the frequency of shareholder votes on executive compensation, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on the compensation of named executive officers.  The Company is required to hold an advisory vote on frequency at minimum every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

By:	/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)

November 17, 2011